Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS QUARTERLY EARNINGS AND DECLARES QUARTERLY DIVIDEND

April 27, 2016 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income available to common shareholders (earnings) for the three months ended March 31, 2016 of $1,805,000 or $0.43 per common share basic and diluted, as compared to earnings of $876,000 or $0.23 per common share basic and diluted, for the three months ended March 31, 2015.  Earnings per common share for the first quarter of 2016 increased 87% over the same period in 2015.  The results for the three months ended March 31, 2015 were impacted by $762,000 in non-recurring merger-related expenses associated with Mid Penn’s acquisition of Phoenix Bancorp, Inc. (“Phoenix”) on March 1, 2015.  Mid Penn’s earnings for the three months ended March 31, 2016 were 28% higher than adjusted earnings for the first quarter of 2015 of $1,413,000, which excluded the after-tax impact of the Phoenix merger-related expenses.

Mid Penn also reported total assets as of March 31, 2016 of $960,894,000 or an increase of 3.1%, compared to total assets of $931,638,000 as of December 31, 2015.  As of the end of the first quarter of 2016, total deposits increased by $55,538,000 compared to year-end 2015.  This increased deposit funding supported growth of $7,261,000 in total loans and an increase of $26,189,000 in investments, as well as a reduction of $31,596,000 in short-term borrowings, compared to December 31, 2015.

PRESIDENT’S STATEMENT

I am very pleased with our results for the first three months of 2016, as our Return on Average Equity increased to 10.22% for the quarter.  We continued to focus on creating shareholder value while delivering sound and improving returns.  Our results reflect our ability to develop new and expanded relationships with both commercial and retail loan and deposit customers.  Our growth and success also reflects the effective integration of new branch locations, markets, and customers from the previous year’s Phoenix acquisition.  We look forward to maintaining this positive momentum through pursuing continued core banking and franchise growth, while seeking to expand noninterest income opportunities in our wealth management, trust, and other fee-based services. We also remain committed to identifying and implementing efficiencies in our operations and delivery channels.

On behalf of the Board of Directors, I am pleased to announce today that Mid Penn is declaring a cash dividend of $0.12 per common share, payable May 23, 2016 to shareholders of record as of May 11, 2016.

I am pleased to welcome two new members to the Mid Penn leadership team.  Joseph L. Paese, CFP, recently joined us as Executive Vice President and Director of Trust and Wealth Management.  Joe brings a strong reputation in providing premier wealth management and trust services focused on serving each customer’s unique profile and needs.  Michael D. Peduzzi, CPA, was recently hired as Executive Vice President and Chief Financial Officer.  Mike’s extensive background in bank finances, investing, strategic planning and acquisitions, will serve Mid Penn in an environment of increasing complexities in financial management and reporting.  The board of directors feels the additions of Joe and Mike further enhance our strong executive management team as we look to be the best community bank in Central Pennsylvania.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $1,377,000 or 19.6% to $8,415,000 for the three months ended March 31, 2016 from $7,038,000 for the three months ended March 31, 2015.  Net interest income was positively impacted by the core loan growth in the year beyond the first quarter of 2015, as well as the full quarter earnings on loans from the Phoenix acquisition (first quarter 2015 results included only one month’s interest on these acquired loans).

For the three months ended March 31, 2016, Mid Penn’s tax-equivalent net interest margin decreased to 3.95% from 3.97% for the three months ended March 31, 2015.  The decrease was predominantly the result of a lower investment portfolio yield, which declined from 3.65% during the first quarter of 2015 to 3.13% during the same period in 2016.  The yields on investments that matured or were called in the past year were higher than yields on recent investment purchases, reflecting the continued low market rates for fixed income securities.

Noninterest Income

During the three months ended March 31, 2016, noninterest income increased $283,000 or 29.8% compared to the three months ended March 31, 2015.  Mid Penn has experienced significantly increased activity in Small Business Administration (“SBA”) loans during the first quarter of 2016 as more qualified borrowers have taken advantage of Mid Penn’s Preferred Lender status with the SBA. Mid Penn recorded $190,000 in increased SBA revenue during the quarter versus the same period in the prior year.  Mortgage banking income favorably increased $119,000 for the first quarter of 2016 over the first quarter of 2015.  Improved real estate activity throughout Mid Penn’s footprint, favorable interest rate conditions, and the addition of seasoned loan originators have contributed to increasing revenue from this business line.  ATM debit card interchange income increased $45,000 for the three months ended March 31, 2016 versus the same period in 2015 primarily due to increased transaction volume from demand deposit account growth, including the addition of the customer base from the Phoenix acquisition late in the first quarter of 2015.  Other income increased $91,000 for the three months ended March 31, 2016 over the three months ended March 31, 2015, primarily as a result of the $86,000 gain on the sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC, the Bank’s wholly-owned subsidiary, effective March 1, 2016.  The decision was made to liquidate the subsidiary due to the lack of consistent profitability and growth.

During the first quarter of 2015, Mid Penn did some investment portfolio repositioning and took advantage of the increased fair values of certain holdings, thereby selling certain securities and realizing $177,000 of securities gains.  No investment sales or gains occurred during the first quarter of 2016.

Noninterest Expense

Noninterest expenses increased $342,000 or 5.2% during the three months ended March 31, 2016, versus the same period in 2015.  Salaries and employee benefit expenses increased during the quarter ended March 31, 2016 by $528,000 versus the same period in 2015.  The increase was driven by the addition of the Phoenix employees to Mid Penn’s employee pool, an increase in staffing levels due to Mid Penn’s entry into the Mechanicsburg market, and an increase in lending personnel and support staff in alignment with Mid Penn’s core banking growth.  Occupancy expenses for the three months ended March 31, 2016 increased by $93,000 compared to the same period in 2015.  This increase was impacted by the inclusion of rent and other occupancy costs from the new Corporate Administration offices on North Front Street in Harrisburg, and the new Elizabethtown and Simpson Ferry Road branch offices.  Legal and professional fees increased $59,000 during the three months ended March 31, 2016 compared to the same period in 2015 primarily due to $24,000 in recruitment services for the Bank’s two new agricultural lending officers, and $13,000 in realtor commissions to assist in the sublet of leased space acquired in the Phoenix transaction.  Loss on sale/write-down of foreclosed assets increased $72,000 during the first quarter of 2016 versus the same period in 2015 due to the sale and continued workout of certain holdings in the Bank’s portfolio of other real estate owned.  Merger-related expenses in connection with the acquisition of Phoenix were $762,000 in the first quarter of 2015, while no merger-related expenses were incurred in the first quarter of 2016.  Equipment expenses, Pennsylvania bank shares tax, and other expenses all saw increases for the first quarter of 2016 compared to the first quarter of 2015 related to the inclusion of certain Phoenix facilities, personnel, and other normal operating expenses to Mid Penn’s noninterest expense stream. Mid Penn’s efficiency ratio for the first quarter of 2016 was 69.2% compared to 71.0% for the same period in 2015.

FINANCIAL CONDITION

The increase in Mid Penn’s total assets since year-end 2015 was funded by strong deposit growth, particularly in new retail customers, and increases in nonprofit and government deposits.  Increased public fund deposits required the Bank to purchase some additional investments for pledging purposes, contributing to the increase in the investment portfolio during the first quarter of 2016.  In addition, these increased deposits allowed the Bank to payoff short-term borrowings during the quarter.

Investments

Mid Penn’s total available-for-sale securities portfolio increased $26,189,000 or 19.3% from $135,721,000 at December 31, 2015 to $161,910,000 at March 31, 2016.  Due to the increase in public fund deposits in the first quarter of 2016, Mid Penn increased its investment holdings to support pledging requirements for these deposits.

Loans

Total loans at March 31, 2016 were $746,452,000 compared to $739,191,000 at December 31, 2015, an increase of $7,261,000, or 1.0%.  The main driver of Mid Penn’s loan growth continues to be commercial loans, including both commercial and industrial, and commercial real estate credits.

Deposits

Total deposits increased $55,538,000 or 7.1% from $777,043,000 at December 31, 2015 to $832,581,000 at March 31, 2016.  Over the last three months, all deposit categories increased due to strong cash management and retail sales efforts.  Mid Penn continues to shift its funding composition towards lower-cost deposits versus higher-cost borrowings.  This strategy, coupled with strong earning assets, has provided positive momentum to support increasing net interest income during the first quarter of 2016.

Capital

Shareholders’ equity increased by $1,154,000 or 1.6% at March 31, 2016 from $70,068,000 at December 31, 2015, due to retained earnings for the quarter from the normal operations of Mid Penn.  Mid Penn’s regulatory capital ratios for both the holding company and the Bank at March 31, 2016 and December 31, 2015 exceed all regulatory (well-capitalized) minimums.

ASSET QUALITY

Total nonperforming assets at March 31, 2016 were $5,461,000 compared to $6,062,000 at December 31, 2015, and $10,133,000 at March 31, 2015.  The ratio of nonperforming assets to total loans and other real estate decreased to 0.73% as of March 31, 2016 from 0.82% as of December 31, 2015, which decreased from 1.46% as of March 31, 2015.   The improvement has primarily been the result of diligent workout efforts, which have yielded very positive results, including reduced delinquency.

Mid Penn had net charge-offs of $69,000 during the quarter ended 2016, compared to net charge-offs of $450,000 during the same period in 2015.  On an annualized basis, net charge-offs during the three months ended March 31, 2016 were 0.04% of average total loans compared to 0.30% during the three months ended March 31, 2015.

Based upon its analysis of loan and lease loss allowance adequacy, management recorded a $340,000 provision for the three months ended March 31, 2016, compared to a provision of $300,000 for the three months ended March 31, 2015.  The allowance for loan and lease losses as a percentage of total loans was 0.86% at March 31, 2016, compared to 0.94% at March 31, 2015.  Loan loss reserves as a percentage of nonperforming loans was 137.97% at March 31, 2016, compared to 126.46% at December 31, 2015, and 69.77% at March 31, 2015.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,439,000 is adequate, as of March 31, 2016 to cover specifically identifiable loan losses, as well as estimated losses inherent in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

	March 31,	December 31,	Change
(Dollars in thousands)	2016	2015	$	%

Total Assets	$960,894	$931,638	$29,256	3.1%
Total Loans	746,452	739,191	7,261	1.0%
Total Deposits	832,581	777,043	55,538	7.1%
Core Deposits	744,707	699,353	45,354	6.5%
Total Equity	71,222	70,068	1,154	1.6%

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended March 31,		Change
(Dollars in thousands, except per share data)	2016	2015	$	%

Net Interest Income	$8,415	$7,038	$1,377	19.6%
Net Income Available to Common Shareholders	1,805	876	929	106.1%
Basic Earnings per Common Share	0.43	0.23	0.20	87.0%
Return on Average Equity	10.22%	6.12%	N/A	67.0%

CAPITAL RATIOS (Unaudited):

			To Be Well-Capitalized
			Under Prompt
			Corrective Action
	March 31, 2016	December 31, 2015	Provisions:
Leverage Ratio	6.9%	7.1%	5.0%
Common Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	9.2%	9.1%	8.0%
Total Capital (to Risk Weighted Assets)	11.2%	11.0%	10.0%

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	March 31, 2016	December 31, 2015
ASSETS
Cash and due from banks	$9,707	$12,329
Interest-bearing balances with other financial institutions	1,490	955
Federal funds sold	2,125	-
Total cash and cash equivalents	13,322	13,284
Interest-bearing time deposits with other financial institutions	2,332	4,317
Investment securities available for sale	161,910	135,721
Loans and leases, net of unearned interest	746,452	739,191
Less: Allowance for loan and lease losses	(6,439)	(6,168)
Net loans and leases	740,013	733,023
Bank premises and equipment, net	13,728	13,993
Cash surrender value of life insurance	2,871	4,266
Restricted investment in bank stocks	794	1,185
Foreclosed assets held for sale	3,919	3,813
Accrued interest receivable	1,466	1,821
Deferred income taxes	3,918	3,918
Goodwill	627	665
Core deposit and other intangibles, net	12,586	12,516
Other assets	3,408	3,116
Total Assets	$960,894	$931,638
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$107,369	$103,721
Interest bearing demand	275,011	247,356
Money Market	224,656	208,386
Savings	59,147	56,731
Time	166,398	160,849
Total Deposits	832,581	777,043
Short-term borrowings	-	31,596
Long-term debt	40,250	40,305
Subordinated debt	7,407	7,414
Accrued interest payable	586	390
Other liabilities	8,848	4,822
Total Liabilities	889,672	861,570
Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
4,227,981 and 4,226,717 shares issued and outstanding at
March 31, 2016 and at December 31, 2015, respectively	4,228	4,227
Additional paid-in capital	40,585	40,559
Retained earnings	24,345	23,470
Accumulated other comprehensive income	2,064	1,812
Total Shareholders’ Equity	71,222	70,068
Total Liabilities and Shareholders' Equity	$960,894	$931,638

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2016	2015
INTEREST INCOME
Interest & fees on loans and leases	$8,807	$7,154
Interest on interest-bearing balances	7	11
Interest and dividends on investment securities:
U.S. Treasury and government agencies	322	331
State and political subdivision obligations, tax-exempt	464	531
Other securities	94	131
Interest on federal funds sold and securities purchased under agreements to resell	3	-
Total Interest Income	9,697	8,158
INTEREST EXPENSE
Interest on deposits	1,039	914
Interest on short-term borrowings	13	11
Interest on long-term debt	230	195
Total Interest Expense	1,282	1,120
Net Interest Income	8,415	7,038
PROVISION FOR LOAN AND LEASE LOSSES	340	300
Net Interest Income After Provision for Loan and Lease Losses	8,075	6,738
NONINTEREST INCOME
Income from fiduciary activities	106	127
Service charges on deposits	155	150
Net gain on sales of investment securities	-	177
Earnings from cash surrender value of life insurance	70	56
Mortgage banking income	186	67
ATM debit card interchange income	200	155
Merchant services income	67	50
Net gain on sales of SBA loans	190	-
Other income	258	167
Total Noninterest Income	1,232	949
NONINTEREST EXPENSE
Salaries and employee benefits	3,723	3,195
Occupancy expense, net	547	454
Equipment expense	435	313
Pennsylvania Bank Shares tax expense	203	115
FDIC Assessment	153	139
Legal and professional fees	202	143
Director fees and benefits expense	89	83
Marketing and advertising expense	84	88
Software licensing	331	319
Telephone expense	142	123
Loss on sale/write-down of foreclosed assets	104	32
Intangible amortization	25	9
Loan collection costs	39	80
Merger and acquisition expense	-	762
Other expenses	905	785
Total Noninterest Expense	6,982	6,640
INCOME BEFORE PROVISION FOR INCOME TAXES	2,325	1,047
Provision for income taxes	520	84
NET INCOME	1,805	963
Series B preferred stock dividends	-	87
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,805	$876

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.43	$0.23
Cash Dividends	$0.22	$0.10

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.